Exhibit 1.1
PLANET BEACH FRANCHISING CORPORATION
UNDERWRITING AGREEMENT
______ ___, 2010
C. K. COOPER & COMPANY, INC.,
As Representative of the several
Underwriters named in Schedule 1 attached hereto,
c/o C. K. Cooper & Company, Inc.
18300 Von Karman Avenue, Suite 700
Irvine, California 92612
Ladies and Gentlemen:
     Pursuant to the terms and conditions of this agreement (the “Agreement”), Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), proposes to sell 3,750,000 units (the “Firm Units”) to the underwriters named in Schedule I attached to this Agreement (the “Underwriters”), with each unit consisting of (i) one share of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a redeemable warrant to purchase one share of Common Stock (each, a “Unit Warrant” and collectively, the “Unit Warrants”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to 562,500 additional units on the terms set forth in Section 2 of this Agreement (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This is to confirm the agreement concerning the purchase of the Units from the Company by the Underwriters.
     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
          (a) A registration statement on Form S-1 relating to the Units has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:
               (i) “Applicable Time” means [___:00] p.m. (New York City time) [___], 2010;
               (ii) “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;
               (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Units;

               (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
               (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 1 attached hereto, and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
               (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
               (vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
          Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement filed with the Commission to register additional Units under Rule 462(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
          (b) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof, and will not be on the applicable Delivery Date (as such term is defined in Section 4 below), an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
          (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
          (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

          (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.
          (f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.
          (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
          (i) (A) The Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Except as disclosed in the Registration Statement, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

               (B) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the most recent Preliminary Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws, except for any non-compliance that would not, individually or in the aggregate, result in a material liability of the Company, and not in violation of any preemptive right, resale right, right of first refusal or similar right. Upon the issuance and sale of the Firm Units, as of March 31, 2010, the Company would have had the authorized and outstanding capital as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the column of the Capitalization table labeled “As Adjusted.” All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance in all material respects with federal and state securities laws, except for any non-compliance that would not, individually or in the aggregate, result in a material liability of the Company. Except as disclosed in the Prospectus and except for the transactions contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock option and stock purchase plans and the options or other rights granted and exercised thereunder included in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act to be shown with respect to such plans, options and rights. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.
          (k) The Units (and securities comprising each Unit) to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock issuable upon exercise of the Unit Warrants have been duly authorized and, upon payment and delivery in accordance with this Agreement or the Unit Warrants in the case of the shares of Common Stock issued upon exercise of the Unit Warrants, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Unit Warrants.
          (l) The warrants to purchase Common Stock to be issued to the Representative (the “Representative Warrants”) pursuant to Section 5(a)(xii) have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Representative Warrants and when issued and paid for in accordance with the terms of the Representative Warrants, such Common Stock will be validly issued, fully paid and non-assessable. The issuance of the Common Stock pursuant to the Representative Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.
          (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Warrant Agreement (as defined in Section 5(a)(xiii)) below. Each of this Agreement and the Warrant Agreement has been duly and validly authorized, executed and delivered by the Company.
          (n) The execution, delivery and performance of this Agreement and the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby and thereby, and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or federal, state, local or foreign governmental or regulatory agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”).
          (o) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Units, the securities comprising the Units, the Representative Warrants and the shares of Common Stock issuable upon exercise thereof, under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may (i) have previously been made or obtained, or (ii) be required under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or applicable state or foreign securities laws in connection with the purchase and sale of the Units by the Underwriters and the issuance of the Representative Warrants.
          (p) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any individual, corporation, limited liability company, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) (collectively, “Person”), on the other hand, granting such Person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
          (q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company or any of its subsidiaries, in each case except as described in the most recent Preliminary Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (r) Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has, other than as described therein, (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
          (s) The historical consolidated financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
          (t) The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X.
          (u) Postlethwaite & Netterville, APAC, who has audited certain financial statements of the Company and its subsidiaries, whose report appears in the most recent Preliminary Prospectus and who has delivered the initial letter referred to in Section 7(f) of this Agreement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.
          (v) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in, or filed as exhibits to, the Registration Statement, as required. The contracts so described in the Prospectus to which the Company and/or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company and/or its subsidiaries, as the case may be, constitute valid and binding agreements of the Company and/or its subsidiaries, as the case may be, and are enforceable against the Company and/or its subsidiaries, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such contracts are, subject to the immediately foregoing exceptions, enforceable in accordance with their respective terms by the Company and/or its subsidiaries, as the case may be, against the other parties thereto. Neither the Company, its subsidiaries, nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (w) Each of the Company and its subsidiaries has good and marketable title to all real and personal property owned by it which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or are not required to be described therein and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any subsidiary.
          (x) Each of the Company and its subsidiaries carries, or is covered by, insurance from insurers reasonably believed by the Company to be of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is reasonably believed by the Company to be customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; each of the Company and its subsidiaries is in compliance with the terms of such policies in all material respects; and none of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
          (y) The statistical and market-related data of the Company and any of its subsidiaries included in the Pricing Disclosure Package are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.
          (z) The Company is not, and as of the applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

          (aa) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, before or by any court or Governmental Authority, or any arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, as applicable, reasonably be expected to delay the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
          (bb) There are no legal, governmental or regulatory actions, suits or proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. The Company has no knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
          (cc) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described. Except as disclosed in the Pricing Disclosure Package, the Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
          (dd) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that, in either case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (ee) Subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under

Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (ff) Subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any material tax deficiencies. Except as described in the Pricing Disclosure Package or as previously disclosed to the Representative, there is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in, or incorporated by reference in, the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.
          (gg) There are no transfer taxes or other similar fees or charges under Applicable Laws required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.
          (hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), or (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except, in the case of clause (ii) immediately above, for such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (ii) The Company (i) makes and keeps materially accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2009, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (jj) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
          (kk) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Section 803 of the NYSE Amex Company Guide and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 803 of the NYSE Amex Company Guide. Since the date of the most recent balance sheet of the Company reviewed or audited by Postlethwaite & Netterville, APAC, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ll) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
          (mm) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
          (nn) Each of the Company and its subsidiaries possesses all permits, licenses, patents, franchises, certificates and other authorizations issued by, and has made all declarations and filings with, the appropriate Governmental Authorities (“Permits”) that are necessary for the ownership or lease of its properties or the conduct of its businesses in the manner described in the Pricing Disclosure Package, except to such extent as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material Permits and has no reason to believe that any such material Permit will not be renewed in the ordinary course.
          (oo) Except as described in the Pricing Disclosure Package, each of the Company and its subsidiaries: (i) is and at all times has been in full compliance with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, judgments or decrees, administrative or judicial decisions, and any other executive or legislative proclamations (collectively, “Laws”), applicable to the conduct of their businesses (collectively, “Applicable Laws”), except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws (“Authorizations”) and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company or subsidiary operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).
          (pp) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and its subsidiaries (i) is in compliance with any and all Applicable Laws promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance with all terms and conditions of such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws.
          (qq) Except as disclosed in the Pricing Disclosure Package, no disputes exist or, to the Company’s knowledge, are threatened with any franchisee, area representative or master franchisor of the Company or any of its subsidiaries (each, a “Franchisee”) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (rr) Each Franchisee is such by virtue of being a party to a franchise agreement, area representative agreement and/or master franchisor agreement, as the case may be, with either the Company or its subsidiaries, and each such contract constitutes a valid and legally binding obligation of the Company or one of its subsidiaries, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
          (ss) To the knowledge of the Company, each Franchisee is and at all times has been in full compliance with all Applicable Laws, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (tt) Except as disclosed in the Pricing Disclosure Package, each of the Company and its subsidiaries owns, or can acquire on commercially reasonable terms, or has the valid right to use all Intellectual Property (as defined below) necessary for and material to the conduct of the business of the Company and its subsidiaries in the manner described in the Pricing Disclosure Package as now conducted or proposed to be conducted. Except as disclosed in the most recent Preliminary Prospectus under the caption “Our Business—Our Intellectual Property” or except where the failure of any of the following representations to be true, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or any of its subsidiaries; (ii) the Intellectual Property owned by the Company and its subsidiaries, and, to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, and neither the Company nor any of its subsidiaries has received any written notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) each of the Company and its subsidiaries has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business; and (v) to the knowledge of the Company, no current or former employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries, or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The term “Intellectual Property” as used herein means all patents, trademarks, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.
          (uu) Each of the Company and its subsidiaries (i) is, and at all times prior hereto was, in compliance with all Laws relating to the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, except for such exception that could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) has not received notice of any material actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company is not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.

          (vv) Neither the Company nor any of its subsidiaries is in violation of or received notice of any violation with respect to any Law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour Laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect.
          (ww) To the Company’s knowledge, neither the Company, its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (xx) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case described above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (yy) Neither the Company, its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
          (zz) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 5(a)(vi) of this Agreement, or as otherwise permitted under Rule 134 of the Rules and Regulations and consented to by the Representative.
          (aaa) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units (or any securities comprising the Units).
          (bbb) The Units, the Common Stock comprising part of the Units, the Unit Warrants, and the Common Stock issuable upon exercise of the Unit Warrants and the Representative Warrant, have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NYSE Amex. There are no affiliations with the Financial Industry Regulatory Authority (the “FINRA”) among the Company’s officers or directors.
          (ccc) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering contemplated hereby shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          (ddd) There are no securities or preferred stock of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.
     2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,750,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.
     In addition, the Company grants to the Underwriters an option to purchase up to 562,500 Option Units. Such option is exercisable in the event that the Underwriters purchase the Firm Units and sell more Units than the number of Firm Units in the offering and as set forth in Section 4 of this Agreement. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 attached hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $[___] per Unit.
     The Company shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
     3. Offering of Units by the Underwriters.
          (a) Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
          (b) Each Underwriter hereby represents and agrees that:
               (i) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any free writing prospectus other than (x) a free writing prospectus that does not contain any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act), except for (A) such issuer information that may have been included (including through incorporation by reference) in the

Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (B) such information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information previously included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (C) such information with respect to whose use the Company has given its consent in writing (any such issuer information referred to in subclauses (A), (B) or (C) immediately above being referred to in this Agreement as the “Permitted Issuer Information”), (y) any Issuer Free Writing Prospectus prepared pursuant to Section 2(h) or Section 2(zz) above (including any electronic road show), or (z) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing, such approval not to be unreasonably withheld by the Company.
               (ii) It has not used, and will not, without the prior written consent of the Company, use, any free writing prospectus that contains the final terms of the Units unless such terms have previously been included in a free writing prospectus filed with the Commission;
               (iii) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it at any time prior to an applicable Delivery Date).
     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 9:00 A.M., New York City time, on the fourth (third, if the pricing occurs before 4:30 P.M. (New York City time) on any given day) business day following the date of this Agreement or at such other date or place as may be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Units being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder to purchase the Firm Units. The Company shall deliver the Firm Units through the facilities of DTC, if available, unless the Representative shall otherwise instruct.
     The option granted in Section 2 of this Agreement will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date of expiration falls on a day that is not a business day, the option granted in Section 2 of this Agreement will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”
     Delivery of the Option Units by the Company and payment for the Option Units by the several Underwriters through the Representative shall be made at 9:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as may be determined by agreement between the Representative and the Company. On the Option Units Delivery Date, the Company shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Option Units being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder to purchase the Option Units. The Company shall deliver the Option Units through the facilities of DTC, if available, unless the Representative shall otherwise instruct.
     5. Further Agreements of the Company and the Underwriters.
          (a) The Company agrees:
               (i) To prepare the Prospectus in a form approved (not to be unreasonably withheld) by the Representative and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal at the earliest possible time;
               (ii) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
               (iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its reasonable request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
               (iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
               (v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus on or prior to the last Delivery Date, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld or delayed;
               (vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;
               (vii) To comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its reasonable request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
               (viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Rules and Regulations), it being agreed that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering Analysis Retrieval System;
               (ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such States of the United States of America as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
               (x) For a period commencing on the date hereof and ending one year after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, other than (A) the Units (and the securities comprising the Units, the Representative Warrants, and the shares of Common Stock issuable upon exercise of the Unit Warrants and the Representative Warrants), (B) shares of Common Stock issued or issuable under awards granted pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (C) the adoption of any new employee benefit plans, qualified stock option plans or other employee compensation plans following the date hereof, including the granting of equity awards thereunder, (D) shares of Common Stock issued upon the exercise or conversion of securities convertible into or exchangeable for Common Stock outstanding as of the date hereof, (E) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of any employee benefit plans, qualified stock option plans or other employee compensation plans. The Company shall cause each officer and director of the Company set forth on Schedule 2 attached hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form attached hereto Exhibit A (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative waives such extension in writing; provided, however, that if none of the Underwriters publishes or otherwise distributes a research report or makes a public appearance concerning the Company within five trading days of the announcement of such material news or material event, the extension of the Lock-Up period related to such material news or material event (but not related to any other material news or material event) will be only until the later of (i) the last day of the Lock-Up Period and (ii) the fifth trading day after such announcement;
               (xi) To apply the net proceeds from the sale of the Units being sold by the Company as set forth in the Prospectus under the caption “Use of Proceeds” in all material respects; and

               (xii) On the Initial Delivery Date, to issue to the Representative the Representative Warrants to purchase that number of shares of Common Stock equal to ten percent of the Firm Units (adjusted downward to the nearest whole share). On the Option Units Delivery Date, the Company shall issue to the Representative additional Representative Warrants to purchase that number of shares of Common Stock equal to ten percent of the Option Units (adjusted downward to the nearest whole share) elected to be purchased by the Underwriters pursuant to Section 2. The Representative Warrants shall be in the form of Exhibit B attached hereto. The Representative Warrants shall have an exercise price per share equal to 120% of the initial public offering price per Unit in the Offering. The Representative Warrants will be exercisable beginning six months after the date of the Prospectus until the fifth anniversary of the date of the Prospectus; and
               (xiii) On or prior to the date hereof, to enter into a Warrant Agreement with Registrar and Transfer Company, substantially in the form attached hereto as Exhibit C (the “Warrant Agreement”), which shall govern the terms and conditions of, among other things, the issuance, transfer, exchange and replacement, as the case may be, of the certificates evidencing the Unit Warrants to be issued under the Warrant Agreement.
               (xiv) To engage, and does hereby engage, the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Unit Warrants. In accordance with the terms of the Warrant Agreement, the Company will (i) assist the Representative with respect to the solicitation, if requested by the Representative, and (ii) provide the Representative, and direct the Company’s transfer and warrant agent to provide to the Representative, at the Company’s cost, lists of the record and, to the extent known, beneficial owners of the Unit Warrants. For each Unit Warrant exercised more than one year from the effective date of the Registration Statement, the Company will pay the Representative a commission of five percent (5%) of the exercise price of the Unit Warrants, on the terms and subject to the conditions provided for in the Warrant Agreement. The Company agrees to disclose the arrangement to pay solicitation fees to the Representative in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Unit Warrants.
               (xv) For a period of three (3) years from the Effective Date, to grant, and does hereby grant, the Representative a right of first refusal to act as lead underwriter for any public or private equity or debt offerings of the Company, or any successor to or subsidiary of the Company, excluding bank lines of credit and accounts receivable factoring, on terms not materially less favorable than those available from other comparable firms.
     6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any filing fees imposed by, or review conducted by, FINRA in connection with the sale of the Units (including the reasonable related fees and expenses of counsel to the Underwriters); (f) the inclusion of the Units, the Common Stock comprising part of the Units, the Unit Warrants, and the Common Stock issuable upon exercise of the Unit Warrants and the Representative Warrant, on the The NYSE Amex and/or any other exchange; (g) the qualification of such securities referenced in subsection (f) immediately above under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) of this Agreement and the preparation, printing and distribution of any “blue sky” memoranda (including the reasonable related fees and expenses of counsel to the Underwriters); (h) the reasonable fees and expenses of the Underwriters in an aggregate amount not to exceed $250,000 (including, without limitation, the reasonable fees and expenses of the Underwriters’ legal counsel in an amount not to exceed $175,000); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, reasonable travel and lodging expenses of the Representative and officers of the Company; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 of this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.
     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of K&L Gates LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units (and the securities comprising the Units), the Representative Warrants, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (d) Fishman Haygood Phelps Walmsley Willis & Swanson, L.L.P., shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the

Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit D.
          (e) The Representative shall have received from K&L Gates LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
          (f) At the time of execution of this Agreement, the Representative shall have received from Postlethwaite & Netterville, APAC, a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (g) With respect to the letter of Postlethwaite & Netterville, APAC referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (h) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
               (i) The representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and
               (iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration

Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;
          (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (a) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (b) since such date there shall not have been any change in the capital stock, long-term debt, net current assets or short-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on any national securities exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
          (k) The NYSE Amex shall have approved the Units, the Common Stock comprising part of the Units, the Unit Warrants, and the Common Stock issuable upon exercise of the Unit Warrants and the Representative Warrant, for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.
          (l) The Lock-Up Agreements between the Representative and the officers and directors of the Company set forth on Schedule 2 attached hereto, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

          (m) The Warrant Agreement between the Company and Registrar and Transfer Company, shall be in full force and effect on such Delivery Date.
          (n) At each Delivery Date, K&L Gates LLP, counsel for the Underwriters, shall have been furnished with such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Units as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Units contemplated hereby.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     8. Indemnification and Contribution.
          (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which such Underwriter, director, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any free writing prospectus used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the securities registered pursuant to the Registration Statement under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling Person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) of this Agreement, or (ii) any breach by the Underwriters of Section 3(b) of this Agreement. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling Person of such Underwriter.
          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling Person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case described in subclauses (i) and (ii) immediately above, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) of this Agreement, or (iii) any breach by the Underwriters of Section 3(b) of this Agreement. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling Person.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent it has been actually prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not, subject to the following sentence, be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything else to the contrary contained herein, the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if: (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling Persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling Persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and, in any such event described in subclauses (i), (ii), (iii) or (iv) immediately above, the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(f) of this Agreement in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay (and for which such Underwriter has not been indemnified) by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Underwriters severally confirm that the statements regarding the concession figures and the paragraphs relating to FINRA Rule 5110(g)(1), stabilization by the Underwriters, and the imposition of penalty bids, respectively, each appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, are correct, and the Company acknowledges and agrees that such statements constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 attached hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 attached hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 of this Agreement. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Units Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 of this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 attached hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(h), 7(i), 7(j), and 7(k) of this Agreement shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
     11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Units for delivery to the Underwriters for any reason, or the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Company shall pay the full amount thereof to the Representative, in an aggregate amount not to exceed $250,000. If this Agreement is terminated pursuant to Section 10 of this Agreement by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by Law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:

(i) no fiduciary or agency relationship between the Company and its directors or officers, employees, shareholders or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
     14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to C.K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 700, Irvine, California 92612, Attention: Syndicate Registration (Fax: 949-477-9211), with a copy to K&L Gates LLP, 1900 Main Street, Suite 600, Irvine, CA 92618, Attention: Michael A. Hedge; and
          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Stephen P. Smith, (Fax: 504-361-5540), with a copy to Fishman Haygood Phelps Walmsley Willis & Swanson, L.L.P., 201 St. Charles Avenue, Suite 4600, New Orleans, Louisiana 70170, Attention: Louis Y. Fishman.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by C. K. Cooper & Company, Inc. as the Representative.
     15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each Person or Persons, if any, who control any Underwriters within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any Person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The representations, warranties and covenants made by the parties in this Agreement have been made solely for the benefit of the parties to this Agreement, and should not be deemed to be a representation, warranty or covenant to any other Person, except as otherwise expressly specified herein.

     16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any Person controlling any of them.
     17. Certain Definitions. For purposes of this Agreement:
          (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by Law to close;
          (b) “to the Company’s knowledge” or “to the knowledge of the Company” or phrases of similar import mean the actual knowledge of any of the named executive officers identified under the caption “Executive Compensation” in the most recent Preliminary Prospectus;
          (c) Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. Counterparts. This Agreement may be executed in two or more counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Page Follows]

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, PLANET BEACH FRANCHISING CORPORATION
By:
Name:
Title:

Accepted:
C. K. COOPER & COMPANY, INC.
For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto
By C. K. COOPER & COMPANY, INC.

By:
Alexander G. Montano
Managing Director

SCHEDULE 1

Underwriters	Number of Firm Units(1)
C. K. Cooper & Company, Inc.	[ ]
[ ]
[ ]
[ ]

Total	[ ]

(1)	The Underwriters may purchase up to an additional [ ] Option Units, to the extent the option described in Section 2 of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Stephen P. Smith
Richard Juka
Eric E. Bosch
Gary N. Solomon
Ronald Warner
Officers
Craig Berner
Tiffany Lassiegne
Nancy Price

SCHEDULE 3
ORALLY CONVEYED PRICING INFORMATION
1.	Public offering price

2.	Number of Units offered

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT
March ___, 2010
C. K. Cooper & Company, Inc.
  As Representative of the several
  Underwriters set forth on Schedule I
  to the Underwriting Agreement
18300 Von Karman Avenue, Suite 700
Irvine, California 92612
Ladies and Gentlemen:
     The undersigned understands that C. K. Cooper & Company, Inc., (“CKCC”) proposes to enter into an Underwriting Agreement, as representative of the several underwriters named therein (the “Underwriters”), with Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), providing for the purchase of units (the “Units”) of the Company by the Underwriters, with each unit consisting of (i) one share of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a redeemable warrant to purchase one share of Common Stock, and that the Underwriters propose to reoffer the Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of CKCC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (collectively, “Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for the one year period following the date of the Prospectus relating to the Offering (such period, the “Lock-Up Period”).
     Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or discloses any material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of

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the Lock-Up Period, then the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or disclosure of material news or the occurrence of the material event, as applicable, unless such extension is waived, in writing, by CKCC.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, or by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) any other entity controlled, directly or indirectly, by the undersigned or the immediate family of the undersigned, and provided further that any transfer of ownership of the entity or loss of control of the entity by the undersigned or the immediate family of the undersigned shall be deemed a transfer of the Undersigned’s Securities subject to the restrictions set forth herein, or (iv) with the prior written consent of CKCC. In the case of any gift or transfer described in clauses (i), (ii), (iii) or (iv), each donee or transferee shall agree in writing to be bound by the terms and conditions set forth herein in the same manner as such terms and conditions apply to the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and except as contemplated above, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.
     Notwithstanding anything in this Lock-Up Agreement to the contrary, in the event the Registration Statement of which the Prospectus relating to the Offering is part is not declared effective by the Securities and Exchange Commission by August 31, 2010, this Lock-Up Agreement shall automatically terminate and be of no further force and effect.

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     The undersigned understands that the Company and CKCC are relying on this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Signature

Print Name

Title

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EXHIBIT B
FORM OF REPRESENTATIVE WARRANT

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EXHIBIT C
FORM OF WARRANT AGREEMENT

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EXHIBIT D
FORM OF OPINION OF ISSUER’S COUNSEL

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